UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 15, 2010

MERIT MEDICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                                       Other Events.

On March 15, 2010, Fred P. Lampropoulos, Chairman of the Board, President and Chief Executive Officer of Merit Medical Systems, Inc. (the “Company”), entered into a personal stock trading plan (the “10b5-1 Plan”) designed to comply with the provisions of Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended.  Mr. Lampropoulos has advised the Company that the purpose of the 10b5-1 Plan is to achieve diversification and liquidity in his personal investment portfolio.

The 10b5-1 Plan provides for monthly sales of shares of the Company’s common stock held by Mr. Lampropoulos in the open market at prevailing market prices, commencing in April, 2010.  Mr. Lampropoulos has informed the Company that he intends to disclose all sales under the 10b5-1 Plan in accordance with applicable securities laws and regulations through appropriate filings with the Securities and Exchange Commission.  Except as required by law, the Company does not undertake to report any modifications, terminations, transactions, or other activities under the 10b5-1 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: March 19, 2010	By:	/s/ Kent W. Stanger
Chief Financial Officer, Secretary and Treasurer